UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2010

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of Principal Executive Office)

(303)220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)   Compensatory Arrangements of Certain Officers

Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (the “Incentive Plan”), on February 16, 2010, the Compensation Committee (the “Committee”) of our Board of Directors approved performance goals for the fiscal year ending December 31, 2010 for annual cash performance awards to our executive officers (the “2010 Performance Awards”).

With respect to our Chief Executive Officer and the four other executive officers of our company who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2010 (the “2010 NEOs”), a base objective relating to growth in either consolidated revenue or consolidated operating free cash flow (operating cash flow less capital expenditures) relative to budgeted growth has been designed so that the payment of 2010 Performance Awards to the 2010 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.  If the 2010 base objective is achieved, the Committee may approve payment to each of the 2010 NEOs of his or her maximum 2010 Performance Award, subject to the Committee’s discretion to reduce the amount of the award to be paid to any 2010 NEO or to pay no award to such 2010 NEO.  The exercise of the Committee’s discretion as to the amount of the 2010 Performance Award payable to any 2010 NEO will be based on the Committee’s assessment of our company’s financial performance at the consolidated and, if applicable, relevant operational unit level, and the executive’s performance against individual goals, in 2010.  The maximum 2010 Performance Award is $3.0 million for our Chief Executive Officer, Michael Fries, and $1.0 million for each other 2010 NEO.

With respect to executive officers other than the 2010 NEOs, payment of up to 60% of the executive’s maximum 2010 Performance Award will be based on the level of achievement of two equally weighted financial performance metrics:  revenue growth and operating free cash flow growth relative to budgeted growth on a consolidated and, if applicable, operational unit basis.  Payment of up to the remaining 40% of the executive’s maximum award will be based on the Committee’s evaluation of the executive’s performance against individual goals in 2010.

The individual goals for the 2010 NEOs and our other executive officers consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.

Item 8.01.      Other Events

At its February 16, 2010 meeting, the Committee also determined the method of payment for the remaining four installments of the awards that had been earned by participants in our senior executive performance incentive plan and management incentive plan (the “performance plans”).  For the installment due on March 31, 2010, payment will be made in cash to all participants other than Mr. Fries.  The Committee determined to pay Mr. Fries’ March 31, 2010 installment in a combination of cash and restricted plan shares (as defined in the performance plans) due to the limitations on cash payments in the Incentive Plan.  The restricted plan shares granted to Mr. Fries for this installment of his earned award will vest in full on March 31, 2010.  With respect to the balance of each participant’s earned award, restricted plan shares were granted.  These restricted plan shares will vest in three equal installments on the remaining payment dates under the performance plan (September 30, 2010, March 31, 2011 and September 30, 2011), subject to accelerated vesting or forfeiture in accordance with the terms of the performance plans.  The restricted plan shares granted to each participant are allocated between Series A shares and Series C shares in as nearly as practicable the same proportion as the outstanding Series A and Series C shares reflected in our most recently filed periodic report with the Securities and Exchange Commission (51%/49%), with the number of restricted plan shares for each series determined on the basis of the closing market price for that series on the grant date of February 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and Secretary

Date: February 18, 2010